EXHIBIT 99.1

Pro Forma Projections for AWLD’s Primary Drivers for Future Growth – Wine Sales and Real Estate Development

(Unaudited)

Wine Sales Projections

For the years 2015-2019

	2015 Projected		2016		2017		2018		2019		Totals
Assumptions	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Production- Bottles	73,860		360,000		600,000		720,000		1,200,000		2,953,860
Sales- Bottles	60,000		100,000		240,000		360,000		600,000		1,360,000
Sales %	81.2%		27.8%		40.0%		50.0%		50.0%		46.0%
Average Sales Price - Distributor	$7.20		$8.28		$8.28		$8.28		$8.28		$8.28
Average Sales Price - Internet Sales			13.28		13.28		13.28		13.28		13.28

Wine Sales
Distributor Sales	N/A		$414,000	50%	$794,880	40%	$894,240	30%	$993,600	20%	$3,096,720	20%
Internet Sales	N/A		$664,000	50%	$1,912,320	60%	$3,346,560	70%	$6,374,400	80%	$12,297,280	80%
Total Sales	$432,000		$1,078,000	100%	$2,707,200	100%	$4,240,800	100%	$7,368,000	100%	$15,394,000	100%

Direct Cost of Sales	$177,120	41%	$441,980	41%	$1,109,952	41%	$1,738,728	41%	$3,020,880	41%	$6,311,540	41%
Gross Profit	$254,880	59%	$636,020	59%	$1,597,248	59%	$2,502,072	59%	$4,347,120	59%	$9,082,460	59%

Algodon projects that sales of its wines, and related profits, will grow from 2015-2019 for various reasons, including the following:

(1)	The Company has recently undertaken numerous steps to increase its presence in the U.S. market, currently the world’s largest by volume, and retail pricing and sales trends suggest an increasing demand for premium wines like those offered by Algodon;
(2)	The Company has established a relationship with wine importer Big C Wines LLC, which has an established network of distribution channels throughout the U.S., and the U.S. market has recently experienced a higher rate of wine import growth from Argentina and Chile than from any other country;
(3)	The Company’s anticipated online distributor, Wine Chateau, is one of the largest online wine retailers, and ecommerce wine sales are projected to grow in the United States going forward;
(4)	The Company intends to establish relationships with additional U.S. distributors; and
(5)	Proceeds from the 2015 common stock offering are scheduled to be used in part to fund the expansion of the Company’s winery, with the goal of increasing annual wine production to 100,000 cases by 2019.

Sources include: The Wine Institute, AC Nielsen, Morgan Stanley Research, Gomberg Fredrikson.

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Pro Forma Projections for AWLD’s Primary Drivers for Future Growth – Wine Sales and Real Estate Development

(Unaudited)

Lot Sales Projections

For the years 2016-2019

	2016		2017		2018		2019		2020		Totals
Assumptions	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Lots Available for Sale	400		340		260		160		60		0
Lot Sales	60	15%	80	20%	100	25%	100	25%	60	15%	400	100%
Avarage Lot Sales Price	$150,000		$200,000		$225,000		$250,000		$250,000		$215,000
Total Sales Revenue	$9,000,000		$16,000,000		$22,500,000		$25,000,000		$15,000,000		$87,500,000

Cash Proceeds
Cash proceeds from Downpayments (30%)	$2,700,000	78%	$4,800,000	63%	$6,750,000	50%	$7,500,000	37%	$4,500,000	21%	$26,250,002	39%
Cash proceeds from P&I (7.2%)	$752,052	22%	$2,841,090	37%	$6,863,995	50%	$12,534,266	63%	$17,309,228	79%	$40,300,632	61%
Total Cash Proceeds	$3,452,052	100%	$7,641,090	100%	$13,613,995	100%	$20,034,266	100%	$21,809,228	100%	$66,550,634	100%

Algodon projects sales of lots at Algodon Wine Estates in Mendoza, Argentina to increase from 2015-2019 for various reasons, including the following:

(1)	General elections for Argentina’s presidency will be held on 25 October 2015, with a second round on 22 November 2015 if a runoff is required. A new Argentine administration will take power on 10 December 2015, and front-running candidates all promise a new business-friendly direction. The expected political changes have the potential to significantly increase global interest in Argentine assets.
(2)	In 2016, Algodon Group anticipates engaging the services of major real estate agents and public relations firms and anticipates a targeted marketing plan focused on both the domestic (Argentina) market and various other countries.
(3)	In 2016, the Company anticipates that Algodon Wine Estates will receive governmental approval to grant deeds for the estate’s Phase 1 lots, which in combination with other factors is expected to generate more serious interest in Algodon real estate offerings.
(4)	The Company views the Mendoza region as South America’s Napa Valley, and believes that the real estate located there is significantly undervalued. The Company further expects that the transfer of political power will result in the unlocking of that value over the next few years, which in turn should prompt real estate buyers and investors to accelerate their activity and increase their interest in the region’s offerings, including Algodon Wine Estates.

Sources: NY Post, Market Watch, Huffington Post and other international media sources.

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The information discussed herein includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements, other than statements of historical facts, included herein and therein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward looking statements. These forward looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.  Although we believe that the expectations reflected in these forward looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance.  Among these risks are those set forth in a Form 10-K filed on March 31, 2015.  It is important that each person reviewing this information understand the significant risks attendant to the operations of the Company.  AWLD disclaims any obligation to update any forward-looking statement made herein.

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